                                                                    Exhibit 10.7
                                    AGREEMENT

         This Agreement is made and entered as of the 26th day of January, 2006, by and between Nekei, LLC, a California limited liability company ("Nekei") and
HandHeld Entertainment, Inc., a California corporation ("HandHeld").

         WHEREAS, since August of 2004, and continuing to the present, Nekei has provided a variety of consulting services to HandHeld; and

         WHEREAS, the parties contemplated that Nekei would be compensated for such services but have not heretofore resolved the amount and form of payment that would be made by HandHeld to Nekei for such consulting services; and

         WHEREAS, in May, 2004, Nekei was issued a Warrant to purchase Common
Stock of the Company as an inducement for Nekei to agree to a significant commitment of personnel and other resources to the consulting arrangement with the Company; and

         WHEREAS, during the period that Nekei was providing consulting services the Company and Nekei made numerous agreements regarding the scope of services to be provided, the amount of commitment each party would have to the other, and what compensation would be paid for such services, no one of which agreements accurately reflects the services that actually were provided, nor the consideration that was to be paid therefor; and

         WHEREAS, the parties have agreed to the appropriate compensation that shall be paid to Nekei for the services it actually did provide, and desire to set forth such agreement in writing;

         NOW THEREFORE, in consideration of the premises, and the mutual covenants contained herein, the parties hereto agree as follows:

         1. Scope of this Agreement. This Agreement sets for the full compensation that Nekei shall be paid for all consulting services provided to
HandHeld by Nekei and/or any of its members, employees and agents at any time prior to the date hereof (the "Services").

         2. Compensation to be Paid to Nekei. The parties agree that, as full and compete payment for the Services:

         (a) Nekei received a Warrant to purchase an aggregate of 585,000 shares of HandHeld common stock ($.0001 par value) at an exercise price of $.0001 per share. Such Warrant, issued as of May 2004, shall expire on the third anniversary of the date of its issuance to the extent not sooner exercised; and

         (b) Nekei, and/or its individual consulting members, collectively have been paid, prior to the date hereof, a total of $180,000; and

                                       1

         (c) As a final payment, and recognizing an increased level of Services from July 2005 through the conclusion of Services, Nekei shall be paid the sum of $300,000 payable in cash out of the proceeds of the currently contemplated
Offering as described in the Private Placement Memorandum dated January 24, 2006 in three installments as follows: $100,000 shall be due and payable on or before the 15th day after the completion of the Offering, and two additional payments of $100,000 will be due 30 days and 60 days thereafter respectively.

         3. Mutual Releases. Each of HandHeld and Nekei, for itself and its past and present officers, members, directors, shareholders, agents, successors and assigns hereby releases the other party from all claims of any kind, known and unknown, which the releasing party now has or has ever had against the released party, whether arising out of the consulting engagement or otherwise. Each releasing party further agrees that, because this release specifically covers known and unknown claims, the releasing party waives its rights under Section
1542 of the California Civil Code which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

Nekei, LLC                                          HandHeld Entertainment, Inc.

By /s/ Tim Keating                                 By /s/ Jeff Oscodar
-------------------------                             ---------------------
                                                      Jeff Oscodar, CEO

                                       2